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                                                               Exhibit 21

                                  AAF-McQuay Inc.
                                   Subsidiaries

AMG Holdings B.V. (The Netherlands)
AMG Holdings N.V. (The Netherlands)
AAF-McQuay Group Inc. (Delaware)
AAF-McQuay Inc. (Delaware)
AAF-McQuay Holdings Inc. (Texas)
AAF-McQuay Export Inc. (Barbados)
American Air Filter Company, Inc. (Delaware)
McQuay-Perfex Export Co. (Minnesota)
AAF-McQuay International Inc.(Delaware)
McQuay-TPC Corp. (Delaware)
AAF-McQuay Canada Inc. (Canada)
AAF Luftreinigungssyteme Gesellschaft m.b.H. (Austria)
AAF-SA (Belgium)
AAF-SA (France)
AAF-McQuay Holding France (France)
AAF-McQuay France (France)
McQuay France (France)
AAF Luftechnik GmbH (Germany)
Beth Luftechnik GmbH (Germany)
AAF Environmental Control E.P.E. (Greece)
AAF S.r.l. (Italy)
McQuay Europa S.r.l. (Italy)
McQuay Italia S.p.A. (Italy)
AAF, S.A. (Spain)
AAF-International B.V. (The Netherlands)
AAF-McQuay Netherlands B.V. ( The Netherlands)
AAF Hava Filtreleri Ve Ticaret A.S. (Turkey)
AAF-Limited (United Kingdom)
AAF-McQuay UK Limited (United Kingdom)
J & E Hall Limited (United Kingdom)
Coulstock & Place Engineering Co. Limited (United Kingdom)
AAF Pty. Ltd. (Australia)
AAF S.A. de C.V. (Mexico)
AAF (Asia) Pte Limited (Singapore)
Purificaction de Aire Venezolana, C.A. (Venezuela)
American Air Filter Brazil Ltda. (Brazil)
AAF-Korea Company, Ltd. (Korea)
TriState McQuay (Delaware)